EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: August 16, 2023	ATHOS KG

	By:	/s/ Thomas Maier
Name: Thomas Maier
Title: Authorized Signatory

	By:	/s/ Stephan Sperber
Name: Stephan Sperber
Title: Authorized Signatory

Date: August 16, 2023	AT IMPF GMBH

	By:	/s/ Thomas Maier
Name: Thomas Maier
Title: Authorized Signatory

	By:	/s/ Stephan Sperber
Name: Stephan Sperber
Title: Authorized Signatory

Date: August 16, 2023	THOMAS MAIER

/s/ Thomas Maier